Much Shelist Freed Denenberg            200 North LaSalle Street, Suite 2100
Ament Bell & Rubenstein, P.C.           Chicago, Illinois 60601-1095
ATTORNEYS AT LAW                        312 346-3100 Telephone
                                        312 621-1750 Fax

                                                                    Exhibit 5.1

                                                     November 27, 1996

Vita Food Products, Inc.
2222 West Lake Street
Chicago, Illinois   60612

                  Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

         We have examined the Registration Statement on Form SB-2 filed by you with the Securities and Exchange Commission on September 23, 1996, File No. 333-5738 (as such may be further amended or supplemented, the "REGISTRATION STATEMENT") in connection with the registration under the Securities Act of 1993, as amended, of an aggregate of 750,000 shares of the Company's common stock, $.01 par value (the "SHARES") and 750,000 Redeemable Common Stock Purchase Warrants (the " WARRANTS"), and up to an additional 112,500 shares of Common Stock (the "OPTION SHARES") and up to 112,500 Redeemable Common Stock Purchase Warrants (the "OPTION WARRANTS") pursuant to an overallotment option granted to the underwriters (the "UNDERWRITERS"), and 75,000 Representatives' Warrants ( the "REPRESENTATIVES' WARRANTS"). The Shares and the Option Shares are referred to herein collectively as the "SHARES," the Warrants and the Option Warrants are referred to herein collectively as the "WARRANTS." The Shares and the Warrants are to be sold to the Underwriters as described in the Registration Statement for sale to the public. All capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Registration Statement.

         As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares, Warrants and Representatives' Warrants.

         Based upon the foregoing, we are of the opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, Warrants and Representatives' Warrants and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required, the Shares, the Warrants and the Representative
Warrants, when delivered and sold in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized and validly issued and be fully-paid and non-assessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement, and we

Much Shelist Freed Denenburg
Ament Bell & Rubenstein, P.C.






Vita Food Products, Inc.
November 27, 1996
Page 2



consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto, which has been approved by us as such may be further amended or supplemented, or incorporated by reference in any registration statement relating to the prospectus filed pursuant to Rule 462(b) of the Act.



                                        Very truly yours,




                                        MUCH SHELIST FREED DENENBERG
                                        AMENT BELL & RUBENSTEIN, P.C.

MJG/df